S&W Announces First Quarter Fiscal 2024 Financial Results

LONGMONT, Colorado – November 9, 2023 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended September 30, 2023.

Financial Highlights

•
Revenue for the first quarter of fiscal 2024 was $16.4 million, a 17.3% decrease compared to the first quarter of fiscal 2023. Double TeamTM sorghum revenue was $0.5 million in the first quarter of fiscal 2024 compared to $0.0 million in the first quarter of fiscal 2023.
•
GAAP gross profit margin for the first quarter of fiscal 2024 was 30.5%, an improvement from 22.7% in the first quarter of fiscal 2023.
•
Operating expenses were $7.9 million for the first quarter of fiscal 2024, which is consistent with operating expenses for the first quarter of fiscal 2023.
•
GAAP net loss was ($6.0) million, or ($0.14) per basic and diluted share, for the first quarter of fiscal 2024 compared to a GAAP net loss of ($4.5) million, or ($0.11) per basic and diluted share, for the first quarter of fiscal 2023.
•
Adjusted EBITDA (see Table B) improved by $0.2 million to ($1.4) million for the first quarter of fiscal 2024 compared to ($1.6) million for the first quarter of fiscal 2023.

Recent Highlights

•
In July 2023, seed industry veteran Mark Herrmann was appointed as Chief Executive Officer, or CEO, following the planned retirement of its previous CEO, Mark Wong, who remains on the Board.

Management Discussion

“We have made good progress during the first quarter instituting key operational initiatives to drive the business towards profitability in the near-term, including improved life cycle management to reduce obsolescence costs; the rationalization of certain low margin forage product lines and seed treatments; suspension of our stevia development program; and an overall seed manufacturing cost reduction plan,” commented S&W’s recently appointed CEO, Mark Herrmann. “These initiatives, along with early Double Team sales and higher margin alfalfa sales, resulted in a gross profit margin of 30.5%, which was a 780-basis point improvement and a $0.2 million improvement to our adjusted EBITDA compared to the year ago first quarter. With strong progress made during what is historically one of our seasonally smaller quarters consisting primarily of forage shipments, I believe the stage is well set for continued improvement throughout the year, especially during the later quarters of fiscal 2024 when we typically ramp up most of our shipments of our high margin Double Team sorghum solution.”

“Beyond our focus on operational excellence to align S&W with best-in-class seed industry standards, we are making continued developmental progress to build off the momentum of our first trait technology solution – Double Team Grain Sorghum. We are planning to introduce our Double Team Forage Sorghum solution and Prussic Acid Free Trait for sorghum in fiscal 2024, with full commercial launch slated for the following year. Prussic Acid Free will initially be introduced as a solo trait and then shortly thereafter it is expected to be provided as a stacked trait with Double Team. We are also developing a second-generation post grass herbicide trait which we plan to launch in 2025 and are in discovery stage for an insect tolerance/resistance trait, and broad-spectrum herbicide trait as well. We are clearly becoming a key technology provider in sorghum, the 5th largest cereal crop globally, that can be used as a substitute for many grains on the market today due to its key nutrient profile and ability to handle higher temperatures and drier climates better than many other crops.”

“We look forward to making continued commercial and development progress throughout fiscal 2024 with a laser focus on operating S&W with best-in-class practices, from top to bottom,” Herrmann concluded.

International Operations Update

In May 2023, S&W announced that its Board is evaluating potential avenues to unlock what the Company sees as unrecognized value in its international operations, which are headquartered within the Company's Australian subsidiary. S&W has retained Bell Potter Securities Limited as its financial advisor and to assist the Board in its evaluation. As part of the process, the Board expects to review a full range of potential alternatives, which may include an IPO/Australian public listing of S&W International, or a merger, reverse merger or other business combination or strategic transaction involving the Company's international operations – any of which would be expected to help improve strategic focus, enhance financial transparency, and better enable stakeholders to value separate components of the Company's businesses independently.

The Company cautions that there can be no assurance the Board's evaluation will result in a completed transaction, or any assurance as to its outcome or timing. It does not intend to disclose any developments related to the process unless and until S&W executes a definitive agreement for a particular transaction, or the Board otherwise determines that further disclosure is appropriate or required.

Financial Results

Total revenue for the first quarter of fiscal 2024 was $16.4 million compared to total revenue for the first quarter of fiscal 2023 of $19.9 million. The $3.5 million year-over-year decrease in revenue was primarily attributable to a $2.9 million decrease in sales to the Middle East and North Africa region due to management's decision to not discount non-dormant alfalfa as cheaper European seed disrupted the market, a $1.6 million decrease in Mexico sales of non-dormant alfalfa due to wet conditions causing missed plantings, a $0.7 million decrease in Asia sales due to COVID using inventory carryover into fiscal 2024 leading to lost sales, and a $0.4 million decrease in Australia sorghum sales due to dry planting conditions. This decrease was offset by a $1.0 million increase in South Africa sorghum sales from the addition of a new customer, a $0.7 million increase in Alfalfa sales delivered in the first quarter of fiscal 2024 that historically would have been expected to occur in the second quarter, and a $0.5 million increase in Double Team sorghum revenue.

GAAP gross profit margin for the first quarter of fiscal 2024 was 30.5% compared to GAAP gross profit margin for the first quarter of fiscal 2023 of 22.7%. The improvement in GAAP gross profit margin was primarily driven by improved non-traited sorghum margins due to better inventory life-cycle management, improved non-dormant alfalfa margins due to pricing in the global market, and increased sales and improved margins of our high margin Double Team traited sorghum.

GAAP operating expenses for the first quarter of fiscal 2024 were $7.9 million, which was consistent with the first quarter of fiscal 2023. While the Company saw a $0.4 million improvement from research and development expenses and a $0.3 million improvement in depreciation and amortization, this was offset by a $0.7 million increase in selling, general, and administrative expenses.

Adjusted operating expenses (see Table A1) for the first quarter of fiscal 2024 were $6.7 million compared to $6.5 million in the first quarter of fiscal 2023. The $0.2 million increase in adjusted operating expenses for the first quarter of fiscal 2024 was attributed to a $0.6 million increase in selling, general, and administrative expenses after taking out non-recurring transaction costs, partially offset by a $0.4 million decrease in research and development expenses.

GAAP net loss for the first quarter of fiscal 2024 was ($6.0) million, or ($0.14) per basic and diluted share, compared to GAAP net loss of ($4.5) million, or $(0.11) per basic and diluted share, for the first quarter of fiscal 2023.

Adjusted net loss (see Table A2) for the first quarter of fiscal 2024 was ($4.7) million, or ($0.11) per basic and diluted share, excluding interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss for the first quarter of fiscal 2023, excluding interest expense - amortization of debt discount, non-recurring transaction costs, and dividends accrued for participating securities and accretion was ($4.3) million, or ($0.10) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2024 was ($1.4) million compared to adjusted EBITDA for the first quarter of fiscal 2023 of ($1.6) million.

Fiscal 2024 Guidance

S&W expects fiscal 2024 revenue to be within a range of $76 to $82 million, representing an expected increase of 3% to 12% compared to fiscal 2023 revenue of $73.5 million. Revenue from the Company’s Double Team sorghum solutions is expected to be $11.5 to $14.0 million, representing an increase of 77% to 115% compared to fiscal 2023. Adjusted EBITDA is expected to be in the range of $(7.5) million to $(4.0) million for fiscal 2024, compared to adjusted EBITDA of $(9.3) million in fiscal 2023.

As the partnership with Shell is accounted for as an equity method investment, it is not expected to have a material impact on S&W’s full-year financial results for fiscal 2024.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, November 9, 2023, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #4736548. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2024 to net loss because the reconciling line items that impact net loss, including interest expense, non-cash stock-based compensation, and foreign currency loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2024 will have a significant impact on net loss. Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to depreciation and amortization, non-cash stock-based compensation, and non-recurring transaction costs. We exclude non-recurring transaction costs from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of our control and cannot be reasonably predicted. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on our working capital credit facilities, the MFP Loan, and equipment capital leases. We believe it is useful to exclude these amounts to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three months ended September 30, 2023, as it has significant influence in the Company. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. We define adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, and one-time, non-recurring expenses. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. We define adjusted net loss as net loss attributable to S&W Seed Company less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion and equity in loss of equity method investee (Vision Bioenergy), net of tax. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as net loss attributable to S&W Seed Company adjusted to exclude interest expense, net, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2024; our success in developing stackable traits for prussic acid-free, insect tolerance/resistance, second-generation post grass herbicide and broad-spectrum herbicide in our sorghum products and in becoming a key technology provider in sorghum; the success of our operational initiatives to drive the business towards profitability; and the outcome and timing of our evaluation of potential avenues to unlock what we see as unrecognized value in our international operations. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the ongoing military conflict between Russia and Ukraine and related sanctions and the war between Israel and Hamas, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our efforts to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2024; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30,
	2023	2022
Revenue	$16,432,466	$19,865,865
Cost of revenue	11,421,152	15,361,354
Gross profit	5,011,314	4,504,511
Operating expenses
Selling, general and administrative expenses	5,786,579	5,056,257
Research and development expenses	1,086,512	1,515,380
Depreciation and amortization	1,069,022	1,336,434
Gain on disposal of property, plant and equipment loss	(32,955)	(3,660)
Total operating expenses	7,909,158	7,904,411
Loss from operations	(2,897,844)	(3,399,900)
Other (income) expense
Foreign currency loss	372,189	190,915
Interest expense - amortization of debt discount	455,574	283,643
Interest expense - convertible debt and other	1,405,767	786,679
Other income	(37,560)	(44,270)
Loss before income taxes	(5,093,814)	(4,616,867)
Provision for (benefit from) income taxes	1,207	(101,664)
Loss before equity in net earnings of affiliates	(5,095,021)	(4,515,203)
Equity in loss of equity method investees, net of tax	861,896	—
Net loss	(5,956,917)	(4,515,203)
Loss attributable to noncontrolling interests	(7,288)	(6,262)
Net loss attributable to S&W Seed Company	$(5,949,629)	$(4,508,941)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company	$(5,949,629)	$(4,508,941)
Dividends accrued for participating securities and accretion	(120,045)	(114,061)
Net loss attributable to common shareholders	$(6,069,674)	$(4,623,002)

Net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.14)	$(0.11)
Weighted average number of common shares outstanding, basic and diluted	43,009,221	42,604,020

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Operating expenses	$7,909,158	$7,904,411

Less:

Depreciation and amortization	(1,069,022)	(1,336,434)

Non-recurring transaction costs	(162,232)	(73,493)

Loss (gain) on disposal of property, plant and equipment	32,955	3,660

Non-GAAP adjusted operating expenses	$6,710,859	$6,498,144

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Net loss attributable to S&W Seed Company	$(5,949,629)	$(4,508,941)

Interest expense - amortization of debt discount	455,574	283,643

Non-recurring transaction costs	162,232	73,493

Dividends accrued for participating securities and accretion	(120,045)	(114,061)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	776,973	—

Non-GAAP adjusted net loss	$(4,674,895)	$(4,265,866)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.11)	$(0.10)
Weighted average number of common shares outstanding, basic and diluted	43,009,221	42,604,020

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended
	September 30,
	2023	2022
Net loss attributable to S&W Seed Company	$(5,949,629)	$(4,508,941)

Interest expense, net	1,405,767	742,409

Interest expense - amortization of debt discount	455,574	283,643

Provision for (benefit from) income taxes	1,207	(101,664)

Depreciation and amortization	1,069,022	1,336,434

Non-recurring transaction costs	162,232	73,493

Non-cash stock-based compensation	411,820	456,112

Foreign currency loss	372,189	190,915

Equity in loss of equity method investee (Vision Bioenergy), net of tax	776,973	—

Dividends accrued for participating securities and accretion	(120,045)	(114,061)

Non-GAAP adjusted EBITDA	$(1,414,890)	$(1,641,660)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of September 30, 2023	As of June 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$987,422	$3,398,793
Accounts receivable, net	27,945,969	24,622,727
Notes receivable, net	6,910,691	6,846,897
Inventories, net	42,941,333	45,098,268
Prepaid expenses and other current assets	3,359,517	4,099,027
TOTAL CURRENT ASSETS	82,144,932	84,065,712
Property, plant and equipment, net	9,769,222	10,082,168
Intellectual property, net	21,304,305	21,650,534
Other Intangibles, net	7,758,855	8,082,325
Right of use asset - operating leases	3,340,651	2,983,303
Equity method investments	22,176,338	23,059,705
Other assets	2,327,714	2,066,081
TOTAL ASSETS	$148,822,017	$151,989,828
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$17,076,594	$13,312,180
Deferred revenue	306,758	464,707
Accrued expenses and other current liabilities	10,514,049	8,804,456
Current portion of working capital lines of credit, net	41,593,630	44,900,779
Current portion of long-term debt, net	3,938,493	3,808,761
TOTAL CURRENT LIABILITIES	73,429,524	71,290,883
Long-term working capital lines of credit, less current portion	—	—
Long-term debt, net, less current portion	4,786,699	4,499,334
Other non-current liabilities	2,382,695	2,102,030
TOTAL LIABILITIES	80,598,918	77,892,247
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at September 30, 2023 and June 30, 2023	5,394,193	5,274,148
TOTAL MEZZANINE EQUITY	5,394,193	5,274,148
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 43,047,951 issued and 43,022,951 outstanding at September 30, 2023; 43,004,011 issued and 42,979,011 outstanding at June 30, 2023	43,048	43,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	168,011,474	167,768,104
Accumulated deficit	(98,002,482)	(91,932,808)
Accumulated other comprehensive loss	(7,148,770)	(6,987,791)
Noncontrolling interests	59,832	67,120
TOTAL STOCKHOLDERS' EQUITY	62,828,906	68,823,433
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$148,822,017	$151,989,828

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,956,917)	$(4,515,203)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	411,820	456,112
Allowance for doubtful accounts	165,342	(155,421)
Inventory write-down	376,168	537,998
Depreciation and amortization	1,069,022	1,336,434
Gain on disposal of property, plant and equipment	(32,955)	(3,660)
Equity in loss of equity method investees, net of tax	861,896	—
Change in deferred tax provision	13,730	—
Change in foreign exchange contracts	64,127	503,985
Foreign currency transactions	(329,196)	(1,294,985)
Amortization of debt discount	455,574	283,643
Accretion of note receivable	(63,738)	—
Changes in:
Accounts receivable	(3,712,963)	(8,996,608)
Inventories	1,703,845	3,124,383
Prepaid expenses and other current assets	574,099	(216,080)
Other non-current assets	33,551	72,381
Accounts payable	3,985,916	1,671,381
Deferred revenue	(156,719)	361,348
Accrued expenses and other current liabilities	1,291,682	(436,714)
Other non-current liabilities	40,394	(48,989)
Net cash provided by (used in) operating activities	794,678	(7,319,995)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(239,434)	(151,376)
Proceeds from disposal of property, plant and equipment	92,656	3,660
Net cash used in investing activities	(146,778)	(147,716)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	(153,230)	—
Taxes paid related to net share settlements of stock-based compensation awards	(15,176)	(8,210)
Borrowings and repayments on lines of credit, net	(2,860,874)	6,750,048
Borrowings of long-term debt	201,322	266,734
Repayments of long-term debt	(131,709)	(457,929)
Debt issuance costs	(140,304)	(128,879)
Net cash provided by (used in) financing activities	(3,099,971)	6,421,764
EFFECT OF EXCHANGE RATE CHANGES ON CASH	40,700	213,839
NET DECREASE IN CASH & CASH EQUIVALENTS	(2,411,371)	(832,108)
CASH AND CASH EQUIVALENTS, beginning of the period	3,398,793	2,056,508
CASH AND CASH EQUIVALENTS, end of period	$987,422	$1,224,400